                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 333-42217 and 333-06129 of KRUG International Corp. on Forms S-8 and in Registration Statement No. 33-88190 of KRUG International Corp. on Form S-3 of our reports dated June 2, 1998, appearing in the Annual Report on Form 10-K of KRUG International Corp. for the year ended March 31, 1998.




DELOITTE & TOUCHE LLP
Houston, Texas
June 12, 1998